Exhibit 21
Exhibit 21
L3HARRIS TECHNOLOGIES INC.
SUBSIDIARIES AS OF FEBRUARY 24, 2023
(100% direct or indirect ownership by L3Harris Technologies, Inc., unless otherwise noted)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
1231670 Ontario Inc.	Canada
1297741B.C. Ltd.	Canada
Aerosim Thai Company Limited	Thailand
Airline Placement Limited	United Kingdom
Airline Recruitment Limited	United Kingdom
Asian Aviation Training Centre Ltd.	Thailand
Aviation Communication & Surveillance Systems, LLC*	Delaware
Azimuth Security Trust	Australia
Calzoni S.r.l.	Italy
CTC Aviation Group Limited	United Kingdom
CTC Aviation Holdings Limited	United Kingdom
CTC Aviation International Limited	United Kingdom
CTC Aviation Services Limited	United Kingdom
CTC Aviation Training (UK) Limited.	United Kingdom
DMRAC-Aviation Corporation - SGPS, Unipessoal Lda	Portugal
EAA – Escola de Aviação Aerocondor, S.A.	Portugal
Eagle Technology, LLC	Delaware
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited	United Kingdom
G Air Advanced Training, Lda	Portugal
G Air II Maintenance, Lda	Portugal
G4U – Gestão de Activos Aeronáuticos, Sociedade, Lda	Portugal
Geospatial Holding GmbH	Germany
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Atlas Systems LLC*	UAE
Harris Canada Systems, ULC	Canada
Harris Cayman Ltd.	Cayman Islands
Harris Communications GmbH	Germany
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications MH Spain, S. L.	Spain
Harris Communications Pakistan (Private) Limited	Pakistan
Harris Communications Systems India Private Limited	India
Harris Communications Sweden Filial	Sweden
Harris Comunicações e Participações do Brasil Ltda	Brazil
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris Geospatial Solutions B.V.	Netherlands
Harris Geospatial Solutions France Sarl	France

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Harris Geospatial Solutions GmbH	Germany
Harris Geospatial Solutions Italia SRL	Italy
Harris Geospatial Solutions K.K.	Japan
Harris International Chile Limitada	Chile
Harris International Saudi Communications	Saudi Arabia
Harris International Venezuela, C.A.	Venezuela
Harris Luxembourg Sarl	Luxembourg
Harris Pension Management Limited	United Kingdom
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
L-3 Communications Advanced Aviation, Inc.	Montana
L-3 Communications Advanced Aviation, LLC	Montana
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Holding GmbH	Germany
L-3 Communications India Private Limited	India
L3 CTS Airline Academy (NZ) Limited	New Zealand
L3 CTS Airline and Academy Training Limited	United Kingdom
L3 Kenya Ltd	Kenya
L3 MAPPS Sdn. Bhd.	Malaysia
L-3 Societá Srl.	Italy
L3 Technologies, Inc.	Delaware
L3Harris Aerosim Academy, Inc.	Florida
L3Harris Afghanistan LLC	Delaware
L3Harris Applied Defense Solutions, Inc.	Delaware
L3Harris Applied Technologies, Inc.	Delaware
L3Harris Arctic Services, Inc.	Delaware
L3Harris Assured Communications Romania SRL	Romania
L3Harris Australia Finance Pty Limited	Australia
L3Harris Australia Holdings Pty Ltd	Australia
L3Harris Autonomous Surface Vehicles Limited	United Kingdom
L3Harris Autonomous Surface Vehicles LLC	Louisiana
L3Harris Aviation Products, Inc.	Delaware
L3Harris Azimuth Security Pty Ltd	Australia
L3Harris Caribbeans Holdings, LLC	United States
L3Harris Centaur LLC	Delaware
L3Harris Cincinnati Electronics Corporation	Ohio
L3Harris Commercial Training Solutions Limited	United Kingdom
L3Harris Communications & Services HK Limited	Hong Kong
L3Harris Communications Australia Pty Ltd	Australia
L3Harris Communications Spain, S.L.	Spain
L3Harris Communications Systems UK Limited	United Kingdom
L3Harris CTS Group Limited	United Kingdom
L3Harris CTS Limited	United Kingdom
L3Harris Defence Investments Limited	United Kingdom

Name of Subsidiary	State or Other Jurisdiction of Incorporation
L3Harris Domestic Holdings, Inc.	Delaware
L3Harris EDO UK Limited	United Kingdom
L3Harris EDO Western Corporation	Utah
L3Harris Electrodynamics, Inc.	Arizona
L3Harris Exelis Australia Pty Ltd	Australia
L3Harris Felec Services, Inc.	Delaware
L3Harris Finance Americas, Inc.	Canada
L3Harris Flight Data Services Limited	United Kingdom
L3Harris Flight Data Services Inc.	Arizona
L3Harris Flight Training Acquisitions LLC	Delaware
L3Harris ForceX, Inc	Tennessee
L3Harris Foreign Holdings, Inc.	Delaware
L3Harris Fuzing and Ordnance Systems, Inc.	Delaware
L3Harris Geospatial Solutions, Inc.	Colorado
L3Harris Geospatial Solutions UK Limited	United Kingdom
L3Harris Global Communications, Inc.	New York
L3Harris Global Holding UK Ltd.	United Kingdom
L3Harris Holdco LLC.	Delaware
L3Harris Holdings Canada Inc.	Canada
L3Harris Holdings, Inc.	Delaware
L3Harris Integrated Mission Systems Australia Pty Ltd	Australia
L3Harris International Holdings, LLC	Delaware
L3Harris International UK Ltd	United Kingdom
L3Harris International, Inc.	Delaware
L3Harris Interstate Electronics Corporation	California
L3Harris Investments, LLC	Delaware
L3Harris Investments UK Holdings Ltd	United Kingdom
L3Harris Kigre, Inc.	Ohio
L3Harris Linchpin Labs Inc.	Delaware
L3Harris Luxembourg Sarl LLC	Delaware
L3Harris Manatee Investment, LLC	Delaware
L3Harris MAPPS Inc.	Canada
L3Harris MAPPS Limited	United Kingdom
L3Harris Maritime Power & Energy Solutions, Inc.	Delaware
L3Harris Maritime Services, Inc.	Delaware
L3Harris MAS Inc.	Canada
L3Harris Melbourne Leasing LLC	Florida
L3Harris Micreo Pty Limited	Australia
L3Harris Mission Critical Services, LLC	Delaware
L3Harris Mustang Technology Group L.P.	Texas
L3Harris NexGen Communications LLC	Virginia
L3Harris Open Water Power, Inc.	Delaware
L3Harris Release & Integrated Solutions Ltd	United Kingdom

Name of Subsidiary	State or Other Jurisdiction of Incorporation
L3Harris Saudi Arabia LLC	Saudi Arabia
L3Harris Technologies (New Finco) Limited	United Kingdom
L3Harris Technologies AIS GP Corporation	Delaware
L3Harris Technologies ASA Limited	United Kingdom
L3Harris Technologies Australia Group Pty Ltd	Australia
L3Harris Technologies Australia Pty Ltd	Australia
L3Harris Technologies Belgium NV	Belgium
L3Harris Technologies BTC Holding, LLC	Delaware
L3Harris Technologies Canada Group Inc.	Canada
L3Harris Technologies Canada Inc.	Canada
L3Harris Technologies CTS Holdings Limited	United Kingdom
L3Harris Technologies Flight Capital LLC	Delaware
L3Harris Technologies Holding Pty Ltd	Australia
L3Harris Technologies Holding, LLC	Delaware
L3Harris Technologies Integrated Systems L.P.	Delaware
L3Harris Technologies Investments, Inc.	Delaware
L3Harris Technologies Limited	Cyprus
L3Harris Technologies Link Simulation and Training UK (Overseas) Limited	United Kingdom
L3Harris Technologies UK Holding Ltd	United Kingdom
L3Harris Technologies UK Limited	United Kingdom
L3Harris Technologies UK Topco Limited	United Kingdom
L3Harris Technology & Services UK Ltd	United Kingdom
L3Harris Technology (Bejing) Co, LTD	China
L3Harris Trenchant Canada Inc.	Canada
L3Harris Trenchant Ltd	United Kingdom
L3Harris Trenchant NZ Limited	New Zealand
L3Harris Trenchant Pty Ltd	Australia
L3Harris TRL Electronics Limited	United Kingdom
L3Harris TRL Technology Limited	United Kingdom
L3Harris Unlimited	United Kingdom
L3Harris Unmanned Systems, Inc.	Texas
L-Tres Comunicaciones Costa Rica, S.A.	Costa Rica
PSPC Canada Systems, Inc.	Canada
SAMI L3Harris Technologies LLC*	Saudi Arabia
SARL Assured Communications	Algeria
Sunshine General Services, LLC	Iraq
Wescam Inc.	Canada
Wescam USA, Inc.	Florida

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* Subsidiary of L3Harris Technologies, Inc. less than 100% directly or indirectly owned by L3Harris Technologies, Inc.
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